EXHIBIT 33.1

Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria

1.

Fifth Third Bank, National Association, a national banking association (“Fifth Third”), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of and for the period ended December 31, 2019 (the “Reporting Period”), as set forth in Appendix A hereto (such servicing criteria, excluding the criteria listed under the column titled “Inapplicable Servicing Criteria” on Appendix A hereto, the “Applicable Servicing Criteria”).  The transactions covered by this report include all asset-backed securities transactions, for which Fifth Third acted as servicer involving retail auto loans, that have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, where the related asset-backed securities were outstanding during the Reporting Period (the “Platform”).  See Appendix B for the asset-backed transactions covered by the Platform;

2.

Fifth Third has engaged vendors (“Vendor”) that are not servicers as defined in Item 1101(j) of Regulation AB to perform specific, limited or scripted activities and Fifth Third elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendor’s activities, as set forth in Appendix A hereto;

3.

Except as set forth in paragraph 4 below, Fifth Third used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance by Fifth Third with the Applicable Servicing Criteria;

4.

The criteria listed under the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to Fifth Third based on the activities it performs, directly or through its vendors, with respect to the Platform;

5.	Fifth Third has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole;
6.

Fifth Third has not identified and is not aware of any material instance of noncompliance by the Vendor with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform as a whole;

7.

Fifth Third has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

Deloitte and Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on Fifth Third’s assessment of compliance with the Applicable Servicing Criteria as of December 31, 2019 and for the Reporting Period.

March 27, 2020

Fifth Third Bank, National Association

By: __/s/ Bryan Preston___________

Name: Bryan Preston

Title: Treasurer

APPENDIX A

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X

Appendix A-1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X

Appendix A-2

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			X(1)
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X(1)

Appendix A-3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X(1)
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

Appendix A-4

Servicing Criteria	Applicable Servicing Criteria		Inapplicable Servicing Criteria
	Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Appendix A-5

Servicing Criteria	Applicable Servicing Criteria		Inapplicable Servicing Criteria
	Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

X

Appendix A-6

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(2)		X(2)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X(1)
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X(1)
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X(3)

Appendix A-7

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

Appendix A-8

Servicing Criteria	Applicable Servicing Criteria		Inapplicable Servicing Criteria
	Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's account  (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X

Appendix A-9

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

Appendix A-10

Servicing Criteria	Applicable Servicing Criteria		Inapplicable Servicing Criteria
	Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

X

Appendix A-11

Servicing Criteria	Applicable Servicing Criteria		Inapplicable Servicing Criteria
	Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X

Appendix A-12

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
		Performed Directly by Fifth Third Bank, National Association	Performed by Vendor(s) for which Fifth Third Bank, National Association is the Responsible Party
Reference	Criteria
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

(1) The Indenture Trustee is responsible for assessing compliance with this servicing criterion.  See Exhibit 33.2 to the Form 10-K.

(2) With respect to the servicing criterion 1122(d)(3)(ii), the Indenture Trustee is responsible for assessing compliance with this servicing criterion solely with respect to remittances.  See Exhibit 33.2 to the Form 10-K.  With respect to all activities other than remittances described in servicing criterion 1122(d)(3)(ii), such activities were performed by Fifth Third.

(3) With respect to the servicing criterion 1122(d)(4)(ii), Fifth Third has outsourced the safeguarding of vehicle titles to the Vendor and Fifth Third has elected to take responsibility for assessing the Vendor’s compliance with the servicing criterion 1122(d)(4)(ii) with respect to the safeguarding of vehicle titles.

Appendix A-13

APPENDIX B

Fifth Third Auto Trust 2015-1

Fifth Third Auto Trust 2017-1

Fifth Third Auto Trust 2019-1

Appendix B-1